Exhibit 99.2

ENTECH, INC.

CONTENTS

December 30, 2007

Page
FINANCIAL STATEMENTS
Balance Sheets (Unaudited)	1
Statements of Operations and Accumulated Deficit (Unaudited)	2
Statements of Cash Flows (Unaudited)	3
Notes to Financial Statements	4

ENTECH, INC.

Balance Sheets

Assets
	December 30,	September 30,
	2007	2007
Current Assets	(UNAUDITED)
Cash and cash equivalents	$2,072,431	$582,647
Accounts receivable	15,795	92,907
Cost in excess of billings	60,178	—
Employee advances and other receivables	1,262	1,217
Total current assets	2,149,666	676,771

Advances on machinery and equipment	1,556,166	—

Property and equipment, net	3,462	3,695

Total Assets	$3,709,294	$680,466

Liabilities and Stockholders’ Deficiency

Current liabilities
Accounts payable	$926,943	$92,143
Accrued compensation	309,693	331,189
Accrued other	39,775	11,250
Billings in excess of cost	—	23,299
Deferred revenue	7,787	150,042
Total current liabilities	1,284,198	607,923

Long term liabilities
Advances from acquirer — WorldWater & Solar Technolgies Corp.	2,383,920	—
Long term debt — stockholders	857,712	857,712
Accrued interest — stockholders	101,116	83,318

Total liabilities	4,626,946	1,548,953

Stockholders’ deficiency
Common stock, $.01 par value, 1,000,000 shares authorized; 122,425 shares issued and outstanding	1,224	1,224
Additional paid-in capital	2,703,223	2,703,223
Accumulated deficit	(3,622,099)	(3,572,934)

Total stockholders’ deficiency	(917,652)	(868,487)

Total Liabilities and Stockholders’ Deficiency	$3,709,294	$680,466

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Operations and Accumulated Deficit

For the Thirteen Week Periods Ended

(UNAUDITED)

	December 30,	December 31,
	2007	2006

Net sales	$351,147	$179,414

Cost of sales	224,992	171,127

Gross profit	126,155	8,287

General and administrative expenses	160,121	193,687

Operating (loss)	(33,966)	(185,400)

Other income (expense)
Interest income	5,300	5,300
Interest expense	(20,499)	(19,042)
Stand Still Fee	—	500,000

Total other income (expense)	(15,199)	486,258

Income (loss) before provision for income taxes	(49,165)	300,858

Provision for income taxes	—	—

Net income (loss)	(49,165)	300,858

Accumulated deficit — beginning of period	(3,572,934)	(3,644,162)

Accumulated deficit — end of period	$(3,622,099)	$(3,343,304)

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Cash Flows

For the Thirteen Week Periods Ended

(UNAUDITED)

	December 30,	December 31,
	2007	2006
Cash flows from operating activities
Net income (loss)	$(49,165)	$300,859
Adjustments to reconcile net income (loss) to net cash
provided by (used in) operating activities:
Depreciation and amortization	233	306
Deferred interest under long term debt — stockholders	17,798	15,970
Stand Still Fee	—	(500,000)
(Increase) decrease in operating assets:
Accounts receivable	77,112	16,501
Cost in excess of billings	(60,178)	(88,739)
Employee advances and other receivables	(45)	1,436
Increase (decrease) in operating liabilities
Accounts payable	834,800	34,046
Accrued liabilities	7,029	34,669
Deferred revenue	(142,255)	—
Billings in excess of cost	(23,299)	—

Net cash provided by (used in) operating activities	662,030	(184,952)

Cash flows from investing activities
Advances on machinery and equipment	(1,556,166)	—

Cash flows from financing activities
Payments under long term debt — stockholders	—	(20,000)
Advances from acquirer — WorldWater & Solar Technolgies Corp.	2,383,920	—

Net cash provided by (used in) financing activities	2,383,920	(20,000)

Net increase (decrease) in cash and cash equivalents	1,489,784	(204,952)

Cash and cash equivalents — beginning of period	582,647	740,324

Cash and cash equivalents — end of period	$2,072,431	$535,372

See accompanying notes to financial statements.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 -                                          Nature of Business and Summary of Significant Accounting Policies

The Company is engaged in the design, development and manufacture of photovoltaic concentrator systems for both space and terrestrial solar electric power applications.  The Company is headquartered in Keller, Texas.  On January 28, 2008, the Company’s stockholders sold their entire interest to WorldWater & Solar Technologies Corp. (WorldWater), a publicly held company (see Note 10).

Fiscal Year and First Quarters

The Company’s fiscal year ends on the last Sunday in September.  The first quarters of Fiscal 2008 and Fiscal 2007 consisted of the thirteen week periods ended December 30, 2007 and December 31, 2006, respectively.

Revenue Recognition

The Company recognizes revenue on a fixed fee basis and on the basis of the estimated percentage of completion in accordance with the AICPA Statement of Position (“SOP”) 81-1, “Accounting for Performance of Construction-Type and Certain Production-Type Contracts” (“SOP 81-1”).  Each fixed fee contract has different terms, milestones and deliverables.  The milestones and deliverables primarily relate to the work to be performed and the timing of the billing.  At the end of each reporting period an assessment of revenue recognized on the percentage of completion method is made.  If it becomes apparent that estimated costs will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made.  The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

Cost of sales included in the accompanying Statements of Operations and Accumulated Deficit in this report are comprised of direct labor, indirect labor, and overhead costs associated with the Company’s contracts.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method.  The estimated useful lives are 5 years for machinery and equipment, and furniture and fixtures. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

Concentrations of Credit Risk

The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable.  Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company’s customer base.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 -                                          Nature of Business and Summary of Significant Accounting Policies — (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” which requires the use of the “liability method” of accounting for income taxes.  Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse.  Valuation allowances are established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

Allowance for Doubtful Accounts

Customer bad debts are charged to current operations under the allowance method of accounting.  No allowance for bad debts was deemed necessary for accounts receivable at December 30, 2007 and September 30, 2007 based on management’s assessment of the credit history of customers having outstanding balances and its current relationships with them.

Use of Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles.  Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from those estimates.

Fair Value of Financial Instruments

The carrying value of accounts receivable, accounts payable and accrued expenses approximate their respective fair values due to their short-term nature.

Note 2 -                                          Advances on Machinery and Equipment

Advances on equipment as of December 30, 2007 and September 30, 2007 was $1,556,166 and $0, respectively.     These advances reflect payments to vendors for engineering development of automated production processes and machinery/equipment to be utilized in production.

Note 3 -                                          Property and Equipment

Property and equipment at December 30, 2007 and September 30, 2007 consists of the following:

	December 30, 2007	September 30, 2007
Machinery and equipment	$70,670	$70,670
Furniture and fixtures	108,709	108,709
	179,379	179,379
Less accumulated depreciation	(175,917)	(175,684)
Net property and equipment	$3,462	$3,695

Depreciation expense on property and equipment during the thirteen week periods ended December 30, 2007 and December 31, 2006 were $233 and $307, respectively.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 4 -                                          Long-Term Debt — Stockholders

As of December 30, 2007 and September 30, 2007, long-term debt consisted of the following:

	December 30, 2007	September 30, 2007

Note payable to a stockholder, payable in full, along with accrued interest at 8.0%, May, 2011, unsecured.	735,276	735,276

Note payable to a stockholder, payable in full, June 2009, interest at 9.25% (prime rate plus 1.0%) due monthly, unsecured.	122,436	122,436

Long-Term Debt	$857,712	$857,712

Maturities of notes payable over subsequent years are as follows:

2008	$—
2009	122,436
2010	—
2011	735,276

Total Long-Term Debt	$857,712

The note payable balances above were paid off on January 28, 2008 in conjunction with the sale of the Company to WorldWater (see Note 10).

Note 5 -                                          Employee Benefit Plan

The Company has a 401(k) Profit Sharing Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting length of service requirements.  Employees can elect to defer the maximum allowable by law under I.R.C. Section 402(g) to the Plan.  The Company makes discretionary matching contributions.  The Company made discretionary matching contributions of approximately $4,953 and $5,366 for the thirteen week periods ended December 30, 2007 and December 31, 2006, respectively.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 6 -                                          Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income.  Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets.  Management has considered the Company’s history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset.

Under provisions of the Internal Revenue Code, substantial changes in the Company’s ownership may limit the amount of net operating loss carryforwards, which can be used in future years.  The Company has net operating loss carryforwards of approximately $2,800,000, as of September 30, 2007, for federal purposes that expire at various times.  See Note 10 for discussion of the Sale of the Company.

Note 7 -                                          Major Customer

During the thirteen week period ending December 30, 2007, the Company had three major customers (one of which was WorldWater; see Note 10 for discussion of the sale of the company).  Sales to these customers were approximately $312,000, representing approximately 89% of total sales for the fiscal quarter.  During the thirteen week period ending December 31, 2006, the Company had one major customer. Sales to this customer were approximately $156,000, representing approximately 87% of total sales for the fiscal quarter.

Note 8 -                                          Contingencies

                                                                                    From time to time, the Company may be subject to certain claims and legal actions arising in the ordinary course of business.

Note 9 -                                          Leases

Non-Cancelable Operating Leases

The Company is committed under a three-year non-cancelable operating lease with certain stockholders, expiring July 1, 2009, for the Company’s headquarters.  Under the lease, the Company is responsible for payment of its share of utilities and other operating expenses related to the property.  Monthly payments under the current leases are approximately $4,500.  Rent expense for each of the thirteen week periods ended December 30, 2007 and December 31, 2006 was approximately $13,500.

The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 30, 2007:

For the Years Ending
2008	$54,000
2009	27,000
$81,000

On March 7, 2008, the Company entered into a lease for a 71,000 square foot manufacturing facility in Fort Worth, TX.  The lease is for a period of ten (10) years and provides for monthly payments that include rental expense, real estate taxes & common area maintenance of $42,061 per month for the first five (5) years of the lease and payments of $46,395 in the final five (5) years.  The lease is guaranteed by WorldWater (see Note 10).

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 10 -                                    Sale of the Company and Subsequent Event

On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company with WorldWater & Solar Technologies Corp. (“WorldWater”), a public company located in Ewing, NJ.  In relation to this agreement the Company received a $500,000 “Stand Still Fee” to secure negotiating rights for a period of six months.  The letter of intent expired without agreement in December 2006 and the Company recognized the $500,000 in income at that time.  The income is shown as “Stand Still Fee” for the thirteen week period ending December 31, 2006 on the accompanying Statement of Operations and Accumulated Deficit.

On May 25, 2007 another letter of intent was entered into with WorldWater for the proposed acquisition of all of the outstanding stock of the Company from the stockholders.  In relation to this agreement, the stockholders received a $500,000 “break-up fee” to secure the negotiating rights until November 30, 2007.  This agreement was consummated on October 29, 2007.

During the fiscal 2007 year, the Company received advances from WorldWater in the aggregate amount of $500,000.  The advances represented payment on a contract whereby the Company was to design, engineer and test photovoltaic concentrator systems for WorldWater.  As of December 30, 2007 the Company was approximately 98% complete with respect to the contract and has recognized total revenue of approximately $492,000, of which $142,000 was recognized in the thirteen week period then ended.

On November 6, 2007, the Company received a purchase order (“PO”) and payment for the purchase of equipment and services from WorldWater in the amount of $2,383,920, increased in January 2008 to $4,507,840.  Concurrent with the execution of the PO, the Company and WorldWater entered into a pledge and security agreement, whereby WorldWater secured a lien against the equipment listed in the PO if for any reason the merger agreement is not consummated by March 31, 2008.  The Company recorded the receipt of the funds in November 2007 as a non-current liability “Advances from acquirer — WorldWater & Solar Technologies Corp.” and has recorded certain expenditures from the funds as “Advances on and machinery and equipment.”

On January 28, 2008, the Company announced that it had completed its merger with WorldWater, whereby the Company’s shareholders received approximately 19,700,000 shares of WorldWater common stock along with $6,000,000 in cash.  Five shareholders of the Company have signed employment agreements to remain employees of WorldWater.

On March 7, 2008, the Company entered into a lease for a 71,000 square foot manufacturing facility in Fort Worth, TX.  The lease is for a period of ten (10) years and provides for monthly payments that include rental expense, real estate taxes & common area maintenance of $42,061 per month for the first five (5) years of the lease and payments of $46,395 in the final five (5) years.  The lease is guaranteed by WorldWater.